EXHIBIT 10.2
FIRST AMENDMENT TO PROMISSORY NOTE
     THIS FIRST AMENDMENT TO PROMISSORY NOTE (“First Amendment”), is made on this 10th day of April, 2007, by Meadowbrook Insurance Group, Inc. (the “Borrower”) and LaSalle Bank Midwest National Association, a national banking association (the “Lender”), and is based upon the following:
     A. Borrower executed and delivered to Lender’s predecessor-in-interest, Standard Federal Bank National Association, a certain Revolving Note dated November 12, 2004 (the “Promissory Note”), and other documents (the “Loan Documents”), evidencing, securing or relating to that certain Revolving Loan (the “Loan”) in the original principal sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00).
     B. Lender and Borrower desire to amend the terms of the Promissory Note and Loan Documents to (i) extend the Revolving Loan Maturity Date set forth in the Promissory Note from November 1, 2007 until September 30, 2010, and (ii) increase the principal amount available under the Promissory Note from $25,000,000 to $35,000,000, all as more particularly provided herein.
     C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Promissory Note.
     Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of Lender and Borrower, and further, in consideration of the mutual covenants, promises, and agreements and subject to the terms, provisions, and conditions contained herein, the parties agree as follows:
     1. Promissory Note.
          (a) The Revolving Loan Maturity Date set forth in the Promissory Note shall be extended from November 1, 2007 until September 30, 2010, when all outstanding principal and interest and such other obligations required by the Loan Documents shall be payable in full.
          (b) The reference to “TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000.00)” in the Promissory Note is hereby deleted in its entirety and replaced with “THIRTY-FIVE MILLION and 00/100 DOLLARS ($35,000,000.00)”.
          (c) Except as specifically modified or amended by this First Amendment, the Promissory Note, and all of the terms, covenants, conditions, and provisions thereof, are hereby ratified and confirmed in their entirety and shall remain in full force and effect.
     2. Loan Documents.
          (a) The Loan Documents, which include any and all documents executed or delivered by Borrower in connection with the Line of Credit, whether executed or delivered prior to, contemporaneously or subsequent to the making of the Line of Credit, are hereby amended so that any reference to the Promissory Note, wherever it appears in the Loan Documents shall be deemed to also refer to this First Amendment.

          (b) Except as specifically modified or amended by this First Amendment, the Loan Documents, and all of the terms, covenants, conditions, and provisions thereof, are hereby ratified and confirmed in their entirety and shall remain in full force and effect.
     3. Miscellaneous.
          (a) This First Amendment shall be binding upon and shall inure to the benefit of the parties hereby and their respective representatives, successors, and assigns.
          (b) The invalidity or unenforceability of a particular provision of this First Amendment shall not affect the other provisions hereof, and this First Amendment shall be construed in all respects as if such invalid or unenforceable provision were omitted.
     The undersigned have executed this First Amendment to Promissory Note on the date first above written.

BORROWER: MEADOWBROOK INSURANCE GROUP, INC.
By:	/s/ Karen Spaun
Karen Spaun
Its: Sr. VP, Treasurer & CFO